UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2009

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PharmaNet Development Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-16119	59-2407464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

504 Carnegie Center, Princeton, NJ 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(609) 951-6800

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.  TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Pursuant to the terms of the Indenture (the “Indenture”), dated August 11, 2004, between PharmaNet Development Group, Inc. (f/k/a SFBC International, Inc.)(the “Company”) and U.S. Bank National Association (as successor to Wachovia Bank, N.A.), as Trustee, governing the Company’s 2.25% Convertible Senior Notes due 2024 (the “Notes”), a “Fundamental Change”, as defined in the Indenture, occurred on March 20, 2009 in connection with the acceptance of the Shares by Purchaser pursuant to the Offer (as such terms are defined below). Accordingly, pursuant to the terms and conditions of the Indenture and pursuant to the terms of the fundamental change repurchase notice that the Company will send to holders within 30 days of Purchaser’s acceptance of the Shares pursuant to the Offer, holders of the Notes will have the right to require the Company to repurchase all of their Notes, or any portion thereof that is a multiple of $1,000 principal amount, in cash, at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest through to, but excluding, the date of repurchase.

The foregoing description of certain provisions of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which was filed as Exhibit 4.1 to the registration statement on Form S-3 filed by the Company on November 2, 2004.

Pursuant to the terms of the Company’s Amended and Restated 1999 Stock Option Plan and the 2008 Incentive Compensation Plan (collectively, the “Equity Plans”), each option to acquire Shares (each, an “Option”) and each restricted stock unit award (each, an “RSU”), respectively, became fully vested and exercisable in connection with the “Change in Control” (as defined in the Equity Plans) that occurred as a result of the acceptance of the Shares by Purchaser pursuant to the Offer. Each Option was converted into the right to receive a payment in cash, payable in U.S. dollars and without interest, equal to the product of (i) the excess, if any of (x) $5.00 over (y) the exercise price per Share subject to such Option, multiplied by (ii) the number of Shares issuable upon exercise of such Option. Each RSU was cancelled in exchange for a lump sum cash distribution payable by the Company in amount determined by multiplying the number of Shares subject to such cancelled RSU, whether vested or unvested, by $5.00. In some circumstances, payment of these amounts will be deferred to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The total amount of cash consideration payable to holders of Options and RSUs, including payments deferred pursuant to 409A, in connection with the acceptance of the Shares by Purchaser pursuant to the Offer is $1,540,210.

ITEM 5.01.  CHANGE IN CONTROL OF REGISTRANT.

On March 20, 2009, PDGI Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of JLL PharmaNet Holdings, LLC, a Delaware limited liability company (“Parent”) and an affiliate of JLL Partners Fund VI, L.P., a Delaware limited partnership, accepted shares in its initial tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.001 per share, of the Company and the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.10 per share (collectively, the “Shares”), at a price of $5.00 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 3, 2009, by and among Parent, Purchaser and the Company (the “Merger Agreement”). The Offer expired at 12:00 midnight, New York City time, on March 19, 2009. Based on information from the depositary for the Offer, as of the expiration of the Offer, a total of approximately 17,876,946 Shares were validly tendered and not withdrawn (in addition to 4,636,682 Shares delivered through notices of guaranteed delivery), representing approximately 90.3% of the Shares outstanding. On March 20, 2009, Parent and the Company announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer.

On March 20, 2009, Parent and the Company also announced that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on March 27, 2009, unless extended. Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the subsequent offering period was scheduled to expire. It is expected that the Merger will be completed on or about March 30, 2009.

On March 24, 2009, Purchaser paid $91,757,835 in aggregate cash consideration for the Shares tendered to the depositary, in accordance with the terms of the Offer.

The same Offer Price per Share offered in the initial offering period of the Offer will be paid during the subsequent offering period. Purchaser will immediately accept for payment all Shares validly tendered during this subsequent offering period, and payment will be made promptly after acceptance, in accordance with the terms of the Offer. Procedures for tendering Shares during the subsequent offering period are the same as during the offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn. The Company supports Purchaser’s decision to pursue the subsequent offering period.

The $91,757,835 in aggregate cash consideration payable to holders of Shares tendered during the initial offering period has been, and any cash payable to holders of Shares tendered during the subsequent offering period and for Shares to be converted into the right to receive the Offer Price upon the completion of the merger of Purchaser with and into the Company pursuant to the Merger Agreement, whereby the Company will become a wholly owned subsidiary of Parent (the “Merger”) will be, provided by committed equity capital contributed by JLL Fund VI, L.P. (the “Sponsor”) to Parent and its subsidiaries pursuant to an equity commitment letter delivered by the Sponsor to Parent in connection with the execution of the Merger Agreement whereby the Sponsor agreed to purchase equity securities of Parent.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 12, 2009 (the “Schedule 14D-9”), which is included as Exhibit 20.1 to this report, and (ii) the Tender Offer Statement on Schedule TO originally filed by Purchaser and Parent with the SEC on February 12, 2009 (the “Schedule TO”), which is included as Exhibit 20.2 to this report, and such information is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on February 3, 2009.

The information set forth below in Item 5.02 is incorporated by reference into this Item 5.01.

A copy of the joint press release issued by the Company and Parent on March 20, 2009, announcing Purchaser’s acceptance for payment of Shares validly tendered prior to the expiration of the offering period of the Offer and the commencement of the subsequent offering period, is attached as Exhibit (a)(5)(C) to Amendment No. 6 to the Schedule TO, filed by Purchaser and Parent with the SEC on March 20, 2009, and is incorporated by reference herein.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In accordance with the Merger Agreement, Messrs. Rolf A. Classon, Lewis R. Elias, M.D., Arnold Golieb, David M. Olivier and Per Wold-Olson, directors of the Company, resigned from the Board of Directors of the Company (the “Board”), effective as of March 23, 2009. Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Jeffrey P. McMullen and Peter G. Tombros currently remain as directors of the Company and are expected to continue as directors until the consummation of the Merger, with Mr. McMullen continuing on the Board after the Merger.

In addition, effective as of March 23, 2009, the Board appointed the following individuals as members of the Board: Paul S. Levy, Ramsey A. Frank, Thomas S. Taylor and Peter M. Strothman. Such persons were designated for appointment as directors of the Company by Parent pursuant to the Merger Agreement. Each such person is an officer and/or manager of Parent. Information about the four directors designated for appointment by

Purchaser was previously disclosed in the Information Statement comprising Annex I to the Schedule 14D-9 and is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on February 3, 2009.

The other information required by Item 5.02 of Form 8-K is contained in the Schedule 14D-9, including the Information Statement comprising Annex I thereto, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

On March 20, 2009, Parent and the Company issued a press release announcing that Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, that payment for such Shares would be made promptly, in accordance with the terms of the Offer, and that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. A copy of the joint press release is attached as Exhibit (a)(5)(C) to Amendment No. 6 to the Schedule TO, filed by Purchaser and Parent with the SEC on March 20, 2009, and is incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of PharmaNet Development Group, Inc. (incorporated by reference in its entirety as originally filed with the SEC on February 12, 2009).

20.2

Tender Offer Statement on Schedule TO of PDGI Acquisition Corp. and JLL PharmaNet Holdings, LLC (incorporated by reference in its entirety as originally filed with the SEC on February 12, 2009).

99.1

Joint Press Release issued by JLL PharmaNet Holdings, LLC and PharmaNet Development Group, Inc. on March 20, 2009 (incorporated by reference in its entirety as originally filed with the SEC on March 20, 2009 as Exhibit (a)(5)(C) to Amendment No. 6 to the Schedule TO).

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

PharmaNet Development Group, Inc.

By:	/s/ JOHN P. HAMILL
Name:	John P. Hamill
Title:	EVP and Chief Financial Officer

Dated: March 24, 2009

EXHIBIT INDEX

20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of PharmaNet Development Group, Inc. (incorporated by reference in its entirety as originally filed with the SEC on February 12, 2009).

20.2

Tender Offer Statement on Schedule TO of PDGI Acquisition Corp. and JLL PharmaNet Holdings, LLC (incorporated by reference in its entirety as originally filed with the SEC on February 12, 2009).

99.1

Joint Press Release issued by JLL PharmaNet Holdings, LLC and PharmaNet Development Group, Inc. on March 20, 2009 (incorporated by reference in its entirety as originally filed with the SEC on March 20, 2009 as Exhibit (a)(5)(C) to Amendment No. 6 to the Schedule TO).